UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): January 31, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124421	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 31, 2007, our Board of Directors (the “Board”) appointed Mr. Robert B. Austrian as an additional director to fill the vacancy created by the resignation of Harvey J. Kesner, Esq. from the Board on October 31, 2006. Mr. Austrian, who is considered an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15), will also join the Nominating, Compensation and Audit committees of the Board. Mr. Austrian will serve on the Board and the committees thereof until our next annual meeting of the stockholders.

As a result of Mr. Austrian’s appointment, our Board is comprised of a majority of independent directors, and we have regained compliance with NASDAQ Stock Market listing requirements, including NASDAQ Marketplace Rule 4350(c)(1), which requires that our board of directors be comprised of a majority of independent directors.

Mr. Robert B. Austrian has been the Chief Executive Officer of Brown & Herbranson Imaging, Inc., a leading developer of 3-D databases of human dentition and human anatomy for medical and educational purposes, since 2006. From 1996 to 2004, Mr. Austrian was a senior software analyst for Banc of America Securities. Mr. Austrian received a Bachelor of Arts degree from Colgate University in 1985 and Masters of Business Administration from New York University, Stern School of Business in 1991.

ITEM 8.01	Other Events.

On February 1, 2007, we issued a press release announcing Mr. Austrian’s appointment to the board of directors, which is attached hereto as Exhibit 99.1

ITEM 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: February 1, 2007	By:	/s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & Chief Executive Officer